EXHIBIT 15


          Ernst & Young LLP     4200 One Shell Square     Phone: 504-581-4200
                                701 Poydras Street
                                New Orleans
                                Louisiana  70139-9869



          The Board of Directors and Shareholders
          Tidewater Inc.


          We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Tidewater Inc. for the registration of 300,000 shares of its common stock pertaining to the Tidewater Inc. Employee Restricted Stock Plan of our reports dated January 23, 1998, October 20, 1997 and July 21, 1997 relating to the unaudited condensed consolidated interim financial statements of Tidewater Inc. that are included in its form 10-Q for the quarters ended December 31, 1997, September 30, 1997 and June 30, 1997, respectively.

          Pursuant to rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                        /s/  Ernst & Young LLP


          New Orleans, Louisiana
          March 9, 1998